Filed Pursuant to Rule 433

Registration No. 333-277990

Issuer Free Writing Prospectus dated September 24, 2025

Relating to Preliminary Prospectus Supplement dated September 24, 2025 (the “Preliminary Prospectus

Supplement”) to Prospectus dated March 15, 2024

ORACLE CORPORATION

FINAL PRICING TERM SHEET

4.450% Notes due 2030 (“2030 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,000,000,000

Maturity:	September 26, 2030

Coupon:	4.450%

Price to Public:	99.938% of the principal amount

Interest Payment Dates:	March 26 and September 26, commencing March 26, 2026

Day Count Convention:	30/360

Benchmark Treasury:	3.625% due August 31, 2030

Benchmark Treasury Yield:	3.714%

Spread to Benchmark Treasury:	+75 basis points

Yield to Maturity:	4.464%

Optional Redemption:

Prior to August 26, 2030 (one month prior to the maturity date (the “2030 Par Call Date”)), Oracle Corporation may redeem the 2030 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the 2030 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2030 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2030 Par Call Date, Oracle Corporation may redeem the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	September 24, 2025

Settlement Date:	September 26, 2025 (T+2)

CUSIP / ISIN Numbers:	68389XDH5 / US68389XDH52

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Standard Chartered Bank

4.800% Notes due 2032 (“2032 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,000,000,000

Maturity:	September 26, 2032

Coupon:	4.800%

Price to Public:	99.965% of the principal amount

Interest Payment Dates:	March 26 and September 26, commencing March 26, 2026

Day Count Convention:	30/360

Benchmark Treasury:	3.875% due August 31, 2032

Benchmark Treasury Yield:	3.906%

Spread to Benchmark Treasury:	+90 basis points

Yield to Maturity:	4.806%

Optional Redemption:

Prior to July 26, 2032 (two months prior to the maturity date (the “2032 Par Call Date”)), Oracle Corporation may redeem the 2032 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2032 Notes matured on the 2032 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2032 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2032 Par Call Date, Oracle Corporation may redeem the 2032 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	September 24, 2025

Settlement Date:	September 26, 2025 (T+2)

CUSIP / ISIN Numbers:	68389XDK8 / US68389XDK81

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Standard Chartered Bank

5.200% Notes due 2035 (“2035 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$4,000,000,000

Maturity:	September 26, 2035

Coupon:	5.200%

Price to Public:	99.985% of the principal amount

Interest Payment Dates:	March 26 and September 26, commencing March 26, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.250% due August 15, 2035

Benchmark Treasury Yield:	4.152%

Spread to Benchmark Treasury:	+105 basis points

Yield to Maturity:	5.202%

Optional Redemption:

Prior to June 26, 2035 (three months prior to the maturity date (the “2035 Par Call Date”)), Oracle Corporation may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Notes matured on the 2035 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2035 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2035 Par Call Date, Oracle Corporation may redeem the 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	September 24, 2025

Settlement Date:	September 26, 2025 (T+2)

CUSIP / ISIN Numbers:	68389XDM4 / US68389XDM48

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Standard Chartered Bank

5.875% Notes due 2045 (“2045 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,500,000,000

Maturity:	September 26, 2045

Coupon:	5.875%

Price to Public:	99.953% of the principal amount

Interest Payment Dates:	March 26 and September 26, commencing March 26, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.875% due August 15, 2045

Benchmark Treasury Yield:	4.729%

Spread to Benchmark Treasury:	+115 basis points

Yield to Maturity:	5.879%

Optional Redemption:

Prior to March 26, 2045 (six months prior to the maturity date (the “2045 Par Call Date”)), Oracle Corporation may redeem the 2045 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2045 Notes matured on the 2045 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2045 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2045 Par Call Date, Oracle Corporation may redeem the 2045 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2045 Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	September 24, 2025

Settlement Date:	September 26, 2025 (T+2)

CUSIP / ISIN Numbers:	68389XDP7 / US68389XDP78

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Standard Chartered Bank

5.950% Notes due 2055 (“2055 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,500,000,000

Maturity:	September 26, 2055

Coupon:	5.950%

Price to Public:	99.020% of the principal amount

Interest Payment Dates:	March 26 and September 26, commencing March 26, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.750% due May 15, 2055

Benchmark Treasury Yield:	4.771%

Spread to Benchmark Treasury:	+125 basis points

Yield to Maturity:	6.021%

Optional Redemption:

Prior to March 26, 2055 (six months prior to the maturity date (the “2055 Par Call Date”)), Oracle Corporation may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 Notes matured on the 2055 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2055 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2055 Par Call Date, Oracle Corporation may redeem the 2055 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	September 24, 2025

Settlement Date:	September 26, 2025 (T+2)

CUSIP / ISIN Numbers:	68389XDR3 / US68389XDR35

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Standard Chartered Bank

6.100% Notes due 2065 (“2065 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,000,000,000

Maturity:	September 26, 2065

Coupon:	6.100%

Price to Public:	99.392% of the principal amount

Interest Payment Dates:	March 26 and September 26, commencing March 26, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.750% due May 15, 2055

Benchmark Treasury Yield:	4.771%

Spread to Benchmark Treasury:	+137 basis points

Yield to Maturity:	6.141%

Optional Redemption:

Prior to March 26, 2065 (six months prior to the maturity date (the “2065 Par Call Date”)), Oracle Corporation may redeem the 2065 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2065 Notes matured on the 2065 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 25 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2065 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2065 Par Call Date, Oracle Corporation may redeem the 2065 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2065 Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	September 24, 2025

Settlement Date:	September 26, 2025 (T+2)

CUSIP / ISIN Numbers:	68389XDT9 / US68389XDT90

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting BofA Securities, Inc., Telephone: 1-800-294-1322; Citigroup Global Markets Inc., Telephone: 1-800-831-9146; Deutsche Bank Securities Inc., Telephone: 1-800-503-4611; Goldman Sachs & Co. LLC, Telephone: 1-866-471-2526; HSBC Securities (USA) Inc., Telephone: 1-866-811-8049; J.P. Morgan Securities LLC, Telephone: 1-212-834-4533; or by emailing Oracle Corporation’s Investor Relations at investor_us@oracle.com.

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